UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 15, 2006

WINN-DIXIE STORES, INC.

(Exact name of registrant as specified in its charter)

Florida	1-3657	59-0514290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5050 Edgewood Court, Jacksonville, Florida	32254-3699
(Address of principal executive offices)	(Zip Code)

(904) 783-5000

(Registrant’s telephone number, including area code)

Unchanged

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Winn-Dixie Stores, Inc. and its subsidiaries (the “Company”) is required to provide monthly operating reports to the Office of the United States Trustee for the Middle District of Florida (the “U.S. Trustee”) pursuant to the U.S. Trustee’s Operating Guidelines and Financial Reporting Requirements for Chapter 11 cases. Such reports are also filed with the bankruptcy court. On May 15, 2006 the Company filed its monthly operating report (“MOR”) for the four-week period ended April 5, 2006, a copy of which is furnished as Exhibit 99.1.

The Company cautions readers not to place undue reliance upon the information contained in the MOR. The MOR contains financial information that has not been audited or reviewed by independent accountants and will be subject to future reconciliation and adjustments. The MOR should not be used as a basis for making investment decisions regarding the Company’s securities. The MOR contains information for periods that are shorter or otherwise different from those contained in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information contained in the MOR may not be indicative of the Company’s financial condition as of April 5, 2006 or operating results for the periods reflected in the Company’s financial statements. Readers are cautioned to refer to the Company’s Exchange Act filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended June 29, 2005 and the Quarterly Reports on Form 10-Q for the fiscal quarters ended September 21, 2005, January 11, 2006 and April 5, 2006.

Certain of the information contained in the MOR may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to various assumptions regarding the Company’s operating performance and other matters that may not be realized and are subject to certain risks and uncertainties, particularly while the Chapter 11 cases are proceeding. Actual results for the periods reflected in the Company’s Exchange Act filings may differ materially from the information contained in the MOR, and the Company undertakes no obligation to publicly update or revise the MOR.

A number of factors could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements. There can be no assurance that the Company’s Chapter 11 reorganization process will be successful. Risk factors related to its efforts include, but are not limited to, the following: the Company’s ability to continue as a going concern; the Company’s ability to respond to any further unexpected developments that require the use of a substantial amount of its liquidity; the Company’s ability to develop, confirm and consummate a plan or plans of reorganization; the Company’s ability to operate pursuant to the terms of its DIP credit facility and to extend the term of the DIP Credit Facility, if required; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the Exclusivity Period, modify or terminate the automatic stay, appoint a Chapter 11 trustee or convert the cases to Chapter 7 cases; other potential adverse impacts of the Chapter 11 cases on the Company’s liquidity and results of operations; the Company’s ability to maintain contracts that are critical to its operations; the Company’s ability to attract and retain customers; the Company’s ability to attract, motivate and retain key executives and associates; and potential adverse publicity.

The Company faces a number of risks with respect to its continuing business operations, including but not limited to: the Company’s ability to improve profitability and generate positive operating cash flow; the Company’s ability to sustain recent sales increases; the Company’s ability to increase capital expenditures in the future to invest in its store base and other capital projects; and the Company’s response to the entry of new competitors into its markets, including traditional grocery store openings and the entry of non-traditional grocery retailers such as mass merchandisers, super-centers, warehouse club stores, dollar-discount stores, drug stores and conventional department stores.

In addition, the Company faces a number of risks related to the continuing impact of Hurricane Katrina and to a lesser extent Hurricane Wilma, including but not limited to: the Company’s ability to collect on its insurance coverage for damage resulting from Hurricane Katrina; the Company’s ability to re-open 10 stores that remain closed since Hurricane Katrina; and future sales levels in the Company stores in the New Orleans market.

Please refer to discussions of these and other factors in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2005, the Quarterly Reports on Form 10-Q for the fiscal quarters ended September 21, 2005, January 11, 2006 and April 5, 2006 and other Company filings with the Securities and Exchange Commission.

These and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and other debt or equity securities. No assurance can be given as to what recoveries, if any, will be assigned in the bankruptcy proceedings to each of these constituencies. While the Company believes its business plan shows that it will be able to reorganize successfully, it also believes that there is no substantial likelihood of a meaningful recovery for existing shareholders under a plan of reorganization. A plan of reorganization could also result in holders of the Company’s unsecured debt receiving less, and potentially substantially less, than payment in full for their claims. Because of such possibilities, the value of the Company’s common stock and unsecured debt is highly speculative.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

99.1	Winn-Dixie Stores, Inc. – Chapter 11 Monthly Operating Report to the U.S. Trustee for the period from March 9, 2006 to April 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2006	Winn-Dixie Stores, Inc.

	By:	/s/ PETER L. LYNCH
Peter L. Lynch
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Winn-Dixie Stores, Inc. – Chapter 11 Monthly Operating Report to the U.S. Trustee for the period from March 9, 2006 to April 5, 2006.